EXHIBIT: 99.1

Blackstone Reports Third Quarter 2022 Results

New York, October 20, 2022: Blackstone (NYSE:BX) today reported its third quarter 2022 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “We delivered excellent results again in the third quarter. We protected client capital during a period of extreme market turbulence as we have through many challenging cycles in our history. Our clients entrusted us with $45 billion of inflows in the third quarter and

$183 billion year to date, and we grew total assets under management 30% year over year to a record $951 billion.

The Blackstone brand has never been stronger.”

Blackstone issued a full detailed presentation of its third quarter 2022 results, which can be viewed at

www.blackstone.com.

Dividend

Blackstone has declared a quarterly dividend of $0.90 per share to record holders of common stock at the close of business on October 31, 2022. This dividend will be paid on November 7, 2022.

Quarterly Investor Call Details

Blackstone will host its third quarter 2022 investor conference via public webcast on October 20, 2022 at

9:00 a.m. ET. To register, please use the following link:

https://event.webcasts.com/starthere.jsp?ei=1573112&tp_key=f88b58621b. For those unable to listen to the live broadcast, there will be a webcast replay on the Shareholders section of Blackstone’s website at

https://ir.blackstone.com/.

Blackstone 345 Park Avenue, New York, NY 10154 T 212 583 5000 www.blackstone.com

About Blackstone

Blackstone is the world’s largest alternative asset manager. We seek to create positive economic impact and long-

term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our $951 billion in assets under management include investment vehicles focused on private equity, real estate, public debt and equity,

infrastructure, life sciences, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow @blackstone on

LinkedIn, Twitter, and Instagram.

Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as

“outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,”

“approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,”

“forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on

Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-

looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

2

This presentation does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Christine Anderson Blackstone Tel: +1 (212) 583-5182 christine.anderson@blackstone.com

3

Blackstone’s Third

Quarter 2022 Earnings

OCTOBER 20, 2022

BLACKSTONE’S THIRD QUARTER 2022 GAAP RESULTS

▪	GAAP Net Income was $4 million for the quarter and $2.2 billion year-to-date (“YTD”). GAAP Net Income Attributable to Blackstone Inc. was $2 million for the quarter and $1.2 billion YTD.

($ in thousands, except per share data) (unaudited)	3Q’21	3Q’22	3Q’21 YTD	3Q’22 YTD	3Q’21 LTM	3Q’22 LTM
Revenues
Management and Advisory Fees, Net	$1,320,795	$1,617,754	$3,711,159	$4,654,877	$4,845,297	$6,114,425
Incentive Fees	48,206	110,776	117,537	314,863	215,239	451,317
Investment Income (Loss)
Performance Allocations
Realized	1,522,495	725,888	2,865,482	4,946,043	4,330,636	7,734,013
Unrealized	2,724,366	(771,637)	7,886,033	(2,946,255)	8,483,318	(2,157,042)
Principal Investments
Realized	325,414	193,228	832,512	743,493	1,053,326	914,803
Unrealized	183,754	(1,069,697)	1,151,904	(1,496,226)	1,369,592	(1,191,929)
Total Investment Income (Loss)	4,756,029	(922,218)	12,735,931	1,247,055	15,236,872	5,299,845
Interest and Dividend Revenue	35,048	52,420	97,477	168,980	137,203	232,146
Other	64,187	199,382	152,387	427,839	8,804	478,538
Total Revenues	$6,224,265	$1,058,114	$16,814,491	$6,813,614	$20,443,415	$12,576,271
Expenses
Compensation and Benefits
Compensation	536,199	600,273	1,585,941	1,942,790	2,045,577	2,518,822
Incentive Fee Compensation	21,007	50,355	48,763	136,737	70,849	186,086
Performance Allocations Compensation
Realized	631,632	313,930	1,192,082	2,067,447	1,782,171	3,187,358
Unrealized	1,193,853	(359,590)	3,394,041	(1,273,849)	3,672,616	(889,842)
Total Compensation and Benefits	2,382,691	604,968	6,220,827	2,873,125	7,571,213	5,002,424
General, Administrative and Other	217,995	270,369	608,174	800,331	822,298	1,110,004
Interest Expense	52,413	80,507	141,718	216,896	187,420	273,446
Fund Expenses	1,260	5,517	7,417	12,144	9,319	15,103
Total Expenses	$2,654,359	$961,361	$6,978,136	$3,902,496	$8,590,250	$6,400,977
Other Income (Loss)
Change in Tax Receivable Agreement Liability	(37,321)	—	(34,803)	748	(61,974)	32,792
Net Gains (Losses) from Fund Investment Activities	132,312	1,178	379,781	(52,272)	470,648	29,571
Income Before Provision for Taxes	$3,664,897	$97,931	$10,181,333	$2,859,594	$12,261,839	$6,237,657
Provision for Taxes	458,904	94,231	746,707	614,026	1,013,049	1,051,720
Net Income	$3,205,993	$3,700	$9,434,626	$2,245,568	$11,248,790	$5,185,937
Net Income Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	1,550	25,773	2,816	56,700	945	59,624
Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	486,907	(62,093)	1,305,273	(62,425)	1,613,328	257,608
Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	1,315,641	37,724	3,667,618	1,061,516	4,426,728	2,280,450
Net Income Attributable to Blackstone Inc. (“BX”)	$1,401,895	$2,296	$4,458,919	$1,189,777	$5,207,789	$2,588,255
Net Income Per Share of Common Stock, Basic	$1.94	$0.00	$6.21	$1.61	$7.30	$3.51
Net Income Per Share of Common Stock, Diluted	$1.94	$0.00	$6.21	$1.61	$7.29	$3.51
Income Before Provision for Taxes Margin	58.9%	9.3%	60.6%	42.0%	60.0%	49.6%

Throughout this presentation, all current period amounts are preliminary and unaudited. Totals may not add due to rounding. See pages 34-36, Definitions and Dividend Policy, for definitions of terms used throughout this presentation. See additional notes on page 32.	Blackstone | 1

BLACKSTONE’S THIRD QUARTER 2022 HIGHLIGHTS

Financial Measures

▪   Fee Related Earnings (“FRE”) of $1.2 billion ($0.98/share) in the quarter, up 51% year-over-year

–  FRE was $5.2 billion over the last twelve months (“LTM”) ($4.29/share)

▪   Distributable Earnings (“DE”) of $1.4 billion ($1.06/share) in the quarter

–  DE was $7.6 billion over the LTM ($5.81/share)

▪   Net Accrued Performance Revenues of $7.1 billion ($5.85/share)

Capital Metrics

▪   Total Assets Under Management (“AUM”) of $950.9 billion, up 30% year-over-year

–  Fee-Earning AUM of $705.9 billion, up 34% year-over-year

–  Perpetual Capital AUM of $359.6 billion, up 83% year-over-year

▪   Inflows of $44.8 billion in the quarter and $337.8 billion over the LTM

▪   Realizations of $15.7 billion in the quarter and $89.2 billion over the LTM

▪   Deployment of $31.3 billion in the quarter and $167.6 billion over the LTM

Capital Returned to Shareholders

▪   Dividend of $0.90 per common share payable on November 7, 2022

–  Dividends of $4.94 per common share over the LTM

▪   Repurchased 2.0 million common shares in the quarter and 8.1 million common shares over the LTM

▪   $1.4 billion to be distributed to shareholders with respect to the third quarter through dividends and share repurchases, and $7.5 billion over the LTM

Blackstone | 2

BLACKSTONE’S THIRD QUARTER 2022 SEGMENT EARNINGS

			% Change			% Change
($ in thousands, except per share data)	3Q’21	3Q’22	vs. 3Q’21	3Q’21 YTD	3Q’22 YTD	vs. 3Q’21 YTD
Management and Advisory Fees, Net	$1,320,075	$1,611,570	22%	$3,711,022	$4,641,855	25%
Fee Related Performance Revenues	73,313	372,131	408%	291,370	1,276,789	338%
Fee Related Compensation	(419,481)	(558,268)	33%	(1,239,976)	(1,850,152)	49%
Other Operating Expenses	(194,942)	(246,134)	26%	(538,544)	(721,742)	34%
Fee Related Earnings	$778,965	$1,179,299	51%	$2,223,872	$3,346,750	50%

Realized Performance Revenues	1,497,477	469,009	(69)%	2,691,738	3,988,593	48%
Realized Performance Compensation	(619,074)	(206,224)	(67)%	(1,108,269)	(1,652,318)	49%
Realized Principal Investment Income	151,010	139,765	(7)%	512,298	340,369	(34)%
Net Realizations	1,029,413	402,550	(61)%	2,095,767	2,676,644	28%
Total Segment Distributable Earnings	$1,808,378	$1,581,849	(13)%	$4,319,639	$6,023,394	39%

Net Interest and Dividend Income (Loss)	(16,238)	(22,850)	41%	(40,367)	(38,249)	(5)%
Taxes and Related Payables	(156,867)	(184,130)	17%	(381,762)	(686,571)	80%
Distributable Earnings	$1,635,273	$1,374,869	(16)%	$3,897,510	$5,298,574	36%

Additional Metrics:
FRE per Share	$0.65	$0.98	51%	$1.85	$2.77	50%
DE per Common Share	$1.28	$1.06	(17)%	$3.06	$4.10	34%
Total Segment Revenues	$3,041,875	$2,592,475	(15)%	$7,206,428	$10,247,606	42%
Total Assets Under Management	$730,662,712	$950,946,514	30%	$730,662,712	$950,946,514	30%
Fee-Earning Assets Under Management	$528,412,550	$705,865,351	34%	$528,412,550	$705,865,351	34%

Fee Related Earnings per Share is based on end of period DE Shares Outstanding (see page 23, Share Summary). DE per Common Share is based on DE Attributable to Common Shareholders (see page 22, Shareholder Dividends) and end of period Participating Common Shares outstanding. YTD per Share amounts represent the sum of the last three quarters. See pages 30-31 for the Reconciliation of GAAP to Total Segment Measures.	Blackstone | 3

SUMMARY OF FINANCIALS

▪	LTM Fee Related Earnings of $4.29 per share, an increase of 74% year-over-year.

▪	LTM Total Segment Distributable Earnings were $8.7 billion, an increase of 45% year-over-year.

Fee Related Earnings per Share	Segment Distributable Earnings ($ in millions)

FRE Margin is calculated by dividing Fee Related Earnings by Fee Related Revenues (defined as the sum of Total Segment Management and Advisory Fees, Net and Fee Related Performance Revenues). If quarterly crystallization of BREIT’s fee related performance revenues had been in effect for all quarters included in the current and prior year LTM periods, LTM FRE would have been up 34% year-over-year and LTM Segment DE would have been up 26% year-over-year. See notes on page 32 for additional details.	Blackstone | 4

INVESTMENT PERFORMANCE AND NET ACCRUED PERFORMANCE REVENUES

▪	Realized distributions across strategies led to lower Net Accrued Performance Revenues quarter-over-quarter of $7.1 billion ($5.85/share).

Investment Performance

(appreciation / gross returns)

	3Q’22	3Q’22 LTM
Real Estate
Opportunistic	(0.6)%	20.1%
Core+	2.3%	19.3%

Private Equity
Corporate Private Equity	(0.3)%	0.4%
Tactical Opportunities	(1.7)%	8.5%
Secondaries	(3.5)%	18.6%

Hedge Fund Solutions
BPS Composite	1.2%	3.8%

Credit & Insurance
Private Credit	3.0%	9.3%
Liquid Credit	0.7%	(4.6)%

Net Accrued Performance Revenues

($ in millions)

Investment Performance represents fund appreciation for Real Estate and Private Equity and gross returns for Hedge Fund Solutions and Credit & Insurance. BPS Composite net returns were 1.0% and 3.0% for 3Q’22 and 3Q’22 LTM, respectively. Private Credit net returns were 2.1% and 5.4% for 3Q’22 and 3Q’22 LTM, respectively. Liquid Credit net returns were 0.5% and (5.3)% for 3Q’22 and 3Q’22 LTM, respectively. See notes on pages 32-33 for additional details on investment performance.	Blackstone | 5

CAPITAL METRICS – ADDITIONAL DETAIL

▪	Inflows were $44.8 billion in the quarter, bringing LTM inflows to $337.8 billion.

▪	Realizations were $15.7 billion in the quarter and $89.2 billion over the LTM.

▪	Deployed $31.3 billion in the quarter and $167.6 billion over the LTM.

	Inflows		Realizations		Capital Deployed

($ in millions)	3Q’22	3Q’22 LTM	3Q’22	3Q’22 LTM	3Q’22	3Q’22 LTM
Real Estate	$10,106	$117,779	$4,077	$38,644	$11,171	$64,816
Opportunistic	2,483	34,797	1,006	23,588	2,710	11,367
Core+	6,570	50,552	2,383	11,390	8,050	50,463
BREDS	1,053	32,429	688	3,666	410	2,985
Private Equity	14,491	75,300	5,306	27,685	7,567	45,298
Corporate Private Equity	6,221	24,070	1,615	11,133	2,774	18,442
Tactical Opportunities	2,391	10,537	1,575	6,516	339	5,061
Secondaries	4,945	27,505	1,772	8,782	1,657	10,620
Infrastructure	934	13,188	346	1,255	2,798	11,175
Hedge Fund Solutions	1,155	11,494	449	2,072	244	2,807

Credit & Insurance	19,093	133,251	5,913	20,845	12,314	54,705

Total Blackstone	$44,844	$337,824	$15,746	$89,247	$31,295	$167,625

Corporate Private Equity also includes Life Sciences and BTAS. Tactical Opportunities also includes Blackstone Growth.	Blackstone | 6

ASSETS UNDER MANAGEMENT

▪	Total AUM increased to $950.9 billion, up 30% year-over-year, with $44.8 billion of inflows in the quarter and $337.8 billion over the LTM.

▪	Fee-Earning AUM of $705.9 billion was up 34% year-over-year, with $51.5 billion of inflows in the quarter and $276.9 billion over the LTM.

▪	Perpetual Capital AUM reached $359.6 billion, up 83% year-over-year.
–	Fee-Earning Perpetual Capital AUM reached $308.4 billion, representing 44% of Fee-Earning AUM.

Total AUM ($ in billions)	Fee-Earning AUM ($ in billions)	Perpetual Capital AUM ($ in billions)

Blackstone | 7

ADDITIONAL CAPITAL DETAIL

▪	Invested Performance Eligible AUM reached $494.4 billion at quarter end, up 26% year-over-year.

▪	Undrawn capital (“Total Dry Powder”) available for investment reached $182.0 billion.

Invested Performance Eligible AUM	Total Dry Powder
($ in billions)	($ in billions)

Invested Performance Eligible AUM represents the fair value of invested assets that are eligible to earn performance revenues.	Blackstone | 8

Segment Highlights

Blackstone | 9

REAL ESTATE

▪	Total AUM: Increased 39% to $319.3 billion with inflows of $10.1 billion in the quarter and $117.8 billion over the LTM.

–

Inflows during the quarter included $4.2 billion of capital raised in BREIT, $2.1 billion in the tenth global opportunistic fund, which commenced its investment period in August, $1.1 billion in BPP, and $1.1 billion across BREDS.

–	October 1 subscriptions of $910 million in BREIT not yet included in Total AUM.

▪	Realizations: $4.1 billion in the quarter and $38.6 billion over the LTM.

–	Completed the third secondary offering of Embassy Office Park REIT units during the quarter.

▪	Capital Deployed: $11.2 billion in the quarter and $64.8 billion over the LTM, including the privatizations of American Campus Communities and PS Business Parks.

▪	Appreciation: Opportunistic funds declined (0.6)% in the quarter and appreciated 20.1% over the LTM; Core+ funds appreciated 2.3% in the quarter and 19.3% over the LTM.

			% Change			% Change
($ in thousands)	3Q’21	3Q’22	vs. 3Q’21	3Q’21 YTD	3Q’22 YTD	vs. 3Q’21 YTD
Management Fees, Net	$538,738	$663,106	23%	$1,481,571	$1,940,853	31%
Fee Related Performance Revenues	35,625	260,003	630%	224,793	1,017,027	352%
Fee Related Compensation	(137,313)	(239,572)	74%	(447,762)	(858,307)	92%
Other Operating Expenses	(61,398)	(74,701)	22%	(160,520)	(229,033)	43%
Fee Related Earnings	$375,652	$608,836	62%	$1,098,082	$1,870,540	70%

Realized Performance Revenues	495,727	142,794	(71)%	935,418	2,943,430	215%
Realized Performance Compensation	(199,100)	(33,464)	(83)%	(376,790)	(1,154,897)	207%
Realized Principal Investment Income	42,677	45,297	6%	171,626	128,388	(25)%
Net Realizations	339,304	154,627	(54)%	730,254	1,916,921	163%
Segment Distributable Earnings	$714,956	$763,463	7%	$1,828,336	$3,787,461	107%

Segment Revenues	$1,112,767	$1,111,200	(0)%	$2,813,408	$6,029,698	114%
Total AUM	$230,183,235	$319,346,406	39%	$230,183,235	$319,346,406	39%
Fee-Earning AUM	$180,168,093	$273,447,850	52%	$180,168,093	$273,447,850	52%

Blackstone | 10

PRIVATE EQUITY

▪	Total AUM: Increased 22% to $283.3 billion with inflows of $14.5 billion in the quarter and $75.3 billion over the LTM.

–	Inflows in the quarter included $5.6 billion for the ninth Corporate Private Equity fund and $2.3 billion for the ninth Secondaries fund.

▪	Realizations: $5.3 billion in the quarter and $27.7 billion over the LTM; realizations in the quarter included proceeds from Aqua Finance, Sona Comstar, and FireEye.

▪	Capital Deployed: $7.6 billion in the quarter and $45.3 billion over the LTM, including Invenergy, Advarra, Inc., and Xpansiv during the quarter.

▪	Appreciation: Corporate Private Equity declined (0.3)% in the quarter and appreciated 0.4% over the LTM.

–	Tactical Opportunities declined (1.7)% in the quarter and appreciated 8.5% over the LTM; Secondaries declined (3.5)% in the quarter and appreciated 18.6% over the LTM.

			% Change			% Change
($ in thousands)	3Q’21	3Q’22	vs. 3Q’21	3Q’21 YTD	3Q’22 YTD	vs. 3Q’21 YTD
Management and Advisory Fees, Net	$420,334	$487,153	16%	$1,220,059	$1,331,994	9%
Fee Related Performance Revenues	—	—	n/a	—	(648)	n/m
Fee Related Compensation	(139,211)	(142,381)	2%	(416,575)	(446,053)	7%
Other Operating Expenses	(56,792)	(76,138)	34%	(168,888)	(227,115)	34%
Fee Related Earnings	$224,331	$268,634	20%	$634,596	$658,178	4%

Realized Performance Revenues	988,331	309,326	(69)%	1,627,186	882,448	(46)%
Realized Performance Compensation	(417,386)	(164,531)	(61)%	(687,970)	(428,614)	(38)%
Realized Principal Investment Income	77,570	38,015	(51)%	220,769	112,357	(49)%
Net Realizations	648,515	182,810	(72)%	1,159,985	566,191	(51)%
Segment Distributable Earnings	$872,846	$451,444	(48)%	$1,794,581	$1,224,369	(32)%

Segment Revenues	$1,486,235	$834,494	(44)%	$3,068,014	$2,326,151	(24)%
Total AUM	$231,520,802	$283,267,698	22%	$231,520,802	$283,267,698	22%
Fee-Earning AUM	$139,080,258	$167,273,324	20%	$139,080,258	$167,273,324	20%

Blackstone | 11

HEDGE FUND SOLUTIONS

▪	Total AUM: $79.3 billion with inflows of $1.2 billion in the quarter and $11.5 billion over the LTM.

–	October 1 subscriptions of $220 million are not yet included in Total AUM.

▪	Returns: BPS Composite gross return of 1.2% in the quarter (1.0% net), outperforming the HFRX Global Hedge Fund Index, which was up 0.5%.

–	Gross returns of 3.8% over the LTM (3.0% net), with significantly less volatility than the broader markets, compared to (4.5)% return over the LTM for the HFRX Global Hedge Fund Index.

			% Change			% Change
($ in thousands)	3Q’21	3Q’22	vs. 3Q’21	3Q’21 YTD	3Q’22 YTD	vs. 3Q’21 YTD
Management Fees, Net	$157,164	$139,342	(11)%	$468,584	$434,275	(7)%
Fee Related Compensation	(35,092)	(40,895)	17%	(112,580)	(145,993)	30%
Other Operating Expenses	(25,476)	(26,599)	4%	(66,521)	(75,849)	14%
Fee Related Earnings	$96,596	$71,848	(26)%	$289,483	$212,433	(27)%

Realized Performance Revenues	7,271	4,430	(39)%	55,900	40,540	(27)%
Realized Performance Compensation	(1,443)	(3,237)	124%	(13,977)	(14,320)	2%
Realized Principal Investment Income	14,943	9,460	(37)%	52,618	22,831	(57)%
Net Realizations	20,771	10,653	(49)%	94,541	49,051	(48)%
Segment Distributable Earnings	$117,367	$82,501	(30)%	$384,024	$261,484	(32)%

Segment Revenues	$179,378	$153,232	(15)%	$577,102	$497,646	(14)%
Total AUM	$80,602,257	$79,273,632	(2)%	$80,602,257	$79,273,632	(2)%
Fee-Earning AUM	$73,266,849	$71,438,236	(2)%	$73,266,849	$71,438,236	(2)%

Blackstone | 12

CREDIT & INSURANCE

▪	Total AUM: Increased 43% to $269.1 billion with inflows of $19.1 billion in the quarter and $133.3 billion over the LTM.

–	Inflows in the quarter included $3.2 billion for U.S. Direct Lending SMAs and $2.3 billion equity raised for BCRED.

–	Held first close for the private credit green energy strategy with $3.6 billion raised in the quarter, and $4.0 billion total, including funds raised subsequent to quarter end.

–	October 1 subscriptions of $651 million for BCRED not yet included in Total AUM.

–	Closed 6 new CLOs (5 U.S. and 1 European) for $2.6 billion.

–

On October 12, 2022, Blackstone announced a strategic partnership with Resolution Life, with Blackstone to be Resolution Life’s investment manager for certain key areas, managing up to $25.0 billion in the first year, growing to an expected over $60.0 billion over the next six years.

▪	Realizations: $5.9 billion in the quarter and $20.8 billion over the LTM.

▪	Capital Deployed: $12.3 billion in the quarter and $54.7 billion over the LTM.

▪	Returns: Private Credit gross return of 3.0% (2.1% net); Liquid Credit gross return of 0.7% (0.5% net) for the quarter.

			% Change			% Change
($ in thousands)	3Q’21	3Q’22	vs. 3Q’21	3Q’21 YTD	3Q’22 YTD	vs. 3Q’21 YTD
Management Fees, Net	$203,839	$321,969	58%	$540,808	$934,733	73%
Fee Related Performance Revenues	37,688	112,128	198%	66,577	260,410	291%
Fee Related Compensation	(107,865)	(135,420)	26%	(263,059)	(399,799)	52%
Other Operating Expenses	(51,276)	(68,696)	34%	(142,615)	(189,745)	33%
Fee Related Earnings	$82,386	$229,981	179%	$201,711	$605,599	200%

Realized Performance Revenues	6,148	12,459	103%	73,234	122,175	67%
Realized Performance Compensation	(1,145)	(4,992)	336%	(29,532)	(54,487)	85%
Realized Principal Investment Income	15,820	46,993	197%	67,285	76,793	14%
Net Realizations	20,823	54,460	162%	110,987	144,481	30%
Segment Distributable Earnings	$103,209	$284,441	176%	$312,698	$750,080	140%

Segment Revenues	$263,495	$493,549	87%	$747,904	$1,394,111	86%
Total AUM	$188,356,418	$269,058,778	43%	$188,356,418	$269,058,778	43%
Fee-Earning AUM	$135,897,350	$193,705,941	43%	$135,897,350	$193,705,941	43%

Blackstone | 13

Supplemental Details

Blackstone | 14

TOTAL SEGMENTS

($ in thousands)	3Q’21	4Q’21	1Q’22	2Q’22	3Q’22	3Q’21 YTD	3Q’22 YTD

Base Management Fees	$1,207,866	$1,354,068	$1,439,149	$1,496,876	$1,528,561	$3,465,207	$4,464,586

Transaction, Advisory and Other Fees, Net	114,784	120,389	64,009	85,092	89,865	271,549	238,966

Management Fee Offsets	(2,575)	(18,237)	(29,790)	(25,051)	(6,856)	(25,734)	(61,697)

Total Management and Advisory Fees, Net	1,320,075	1,456,220	1,473,368	1,556,917	1,611,570	3,711,022	4,641,855

Fee Related Performance Revenues	73,313	1,733,874	558,065	346,593	372,131	291,370	1,276,789

Fee Related Compensation	(419,481)	(1,108,034)	(670,471)	(621,413)	(558,268)	(1,239,976)	(1,850,152)

Other Operating Expenses	(194,942)	(255,133)	(214,098)	(261,510)	(246,134)	(538,544)	(721,742)

Fee Related Earnings	$778,965	$1,826,927	$1,146,864	$1,020,587	$1,179,299	$2,223,872	$3,346,750

Realized Performance Revenues	1,497,477	1,191,374	1,312,810	2,206,774	469,009	2,691,738	3,988,593

Realized Performance Compensation	(619,074)	(449,301)	(519,120)	(926,974)	(206,224)	(1,108,269)	(1,652,318)

Realized Principal Investment Income	151,010	75,468	157,095	43,509	139,765	512,298	340,369

Total Net Realizations	1,029,413	817,541	950,785	1,323,309	402,550	2,095,767	2,676,644

Total Segment Distributable Earnings	$1,808,378	$2,644,468	$2,097,649	$2,343,896	$1,581,849	$4,319,639	$6,023,394

Net Interest and Dividend Income (Loss)	(16,238)	6,779	(12,117)	(3,282)	(22,850)	(40,367)	(38,249)

Taxes and Related Payables	(156,867)	(377,920)	(147,652)	(354,789)	(184,130)	(381,762)	(686,571)

Distributable Earnings	$1,635,273	$2,273,327	$1,937,880	$1,985,825	$1,374,869	$3,897,510	$5,298,574

Additional Metrics:

Total Segment Revenues	$3,041,875	$4,456,936	$3,501,338	$4,153,793	$2,592,475	$7,206,428	$10,247,606

Total Assets Under Management	$730,662,712	$880,901,720	$915,491,742	$940,805,741	$950,946,514	$730,662,712	$950,946,514

Fee-Earning Assets Under Management	$528,412,550	$649,969,058	$677,943,302	$683,825,961	$705,865,351	$528,412,550	$705,865,351

Blackstone | 15

ASSETS UNDER MANAGEMENT – ROLLFORWARD

Total AUM Rollforward

($ in millions)

	Three Months Ended September 30, 2022					Twelve Months Ended September 30, 2022

	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total
Beginning Balance	$320,038	$275,886	$80,051	$264,829	$940,806	$230,183	$231,521	$80,602	$188,356	$730,663
Inflows	10,106	14,491	1,155	19,093	44,844	117,779	75,300	11,494	133,251	337,824
Outflows	(3,832)	(892)	(1,495)	(6,420)	(12,638)	(11,610)	(3,560)	(10,806)	(18,896)	(44,872)
Net Flows	6,274	13,599	(340)	12,673	32,206	106,169	71,740	687	114,356	292,952
Realizations	(4,077)	(5,306)	(449)	(5,913)	(15,746)	(38,644)	(27,685)	(2,072)	(20,845)	(89,247)
Market Activity	(2,888)	(911)	11	(2,530)	(6,319)	21,639	7,692	56	(12,808)	16,579
Ending Balance	$319,346	$283,268	$79,274	$269,059	$950,947	$319,346	$283,268	$79,274	$269,059	$950,947
% Change	(0)%	3%	(1)%	2%	1%	39%	22%	(2)%	43%	30%

Fee-Earning AUM Rollforward

($ in millions)

	Three Months Ended September 30, 2022					Twelve Months Ended September 30, 2022

	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total	Real Estate	Private Equity	Hedge Fund Solutions	Credit & Insurance	Total
Beginning Balance	$252,126	$163,522	$72,630	$195,549	$683,826	$180,168	$139,080	$73,267	$135,897	$528,413
Inflows	35,566	5,721	957	9,237	51,480	124,160	39,567	10,581	102,631	276,939
Outflows	(8,845)	(444)	(1,615)	(6,325)	(17,229)	(17,506)	(3,166)	(10,201)	(18,532)	(49,405)
Net Flows	26,720	5,277	(658)	2,912	34,251	106,654	36,401	380	84,099	227,534
Realizations	(4,239)	(1,933)	(431)	(1,457)	(8,060)	(23,500)	(11,749)	(1,928)	(10,435)	(47,612)
Market Activity	(1,160)	408	(102)	(3,297)	(4,151)	10,126	3,541	(281)	(15,855)	(2,470)
Ending Balance	$273,448	$167,273	$71,438	$193,706	$705,865	$273,448	$167,273	$71,438	$193,706	$705,865
% Change	8%	2%	(2)%	(1)%	3%	52%	20%	(2)%	43%	34%

Inflows include contributions, capital raised, other increases in available capital (recallable capital and increased side-by-side commitments), purchases, inter-segment allocations and acquisitions. Outflows represent redemptions, client withdrawals and decreases in available capital (expired capital, expense drawdowns and decreased side-by-side commitments). Realizations represent realization proceeds from the disposition or other monetization of assets, current income or capital returned to investors from CLOs. Market Activity includes realized and unrealized gains (losses) on portfolio investments and the impact of foreign exchange rate fluctuations. AUM is reported in the segment where the assets are managed.	Blackstone | 16

DECONSOLIDATED BALANCE SHEET HIGHLIGHTS

▪	At September 30, 2022, Blackstone had $8.7 billion in total cash, cash equivalents, corporate treasury, and other investments and $18.1 billion of cash and net investments, or $14.99 per share.

▪	Blackstone has a $4.1 billion undrawn credit revolver and maintains A+/A+ ratings.

($ in millions)	3Q’22

Cash and Cash Equivalents	$3,480

Corporate Treasury and Other Investments	5,199

GP/Fund Investments	2,345

Net Accrued Performance Revenues	7,060

Cash and Net Investments	$18,083

Outstanding Debt (at par)	9,360

Cash and Net Investments

(per share)

A+ / A+

rated by S&P and Fitch

$4.1B

credit revolver with

June 2027 maturity

$8.7B

total cash, corporate

treasury and other

Balance Sheet Highlights exclude the consolidated Blackstone Funds. Other Investments was $3.1 billion as of September 30, 2022, which was comprised of $2.8 billion of liquid investments and $318 million of illiquid investments. See notes on pages 29 and 33 for additional details on non-GAAP balance sheet measures.	Blackstone | 17

NET ACCRUED PERFORMANCE REVENUES – ADDITIONAL DETAIL

($ in millions, except per share data)	3Q’21	2Q’22	3Q’22	3Q’22
				Per Share
Real Estate
BREP IV	$22	$7	$7	$0.01
BREP V	44	3	3	0.00
BREP VI	34	32	24	0.02
BREP VII	476	164	145	0.12
BREP VIII	713	841	830	0.69
BREP IX	551	1,015	1,002	0.83
BREP Europe IV	90	83	68	0.06
BREP Europe V	476	120	96	0.08
BREP Europe VI	176	80	74	0.06
BREP Asia I	112	114	105	0.09
BREP Asia II	116	153	119	0.10
BPP	362	755	735	0.61
BREIT	513	—	—	—
BREDS	40	15	14	0.01
BTAS	23	111	37	0.03
Real Estate	$3,747	$3,491	$3,258	$2.70
Private Equity
BCP IV	8	8	7	$0.01
BCP V	57	3	8	0.01
BCP VI	561	407	463	0.38
BCP VII	1,278	975	870	0.72
BCP VIII	216	235	227	0.19
BCP Asia I	407	195	137	0.11
BEP I	33	27	33	0.03
BEP III	64	76	86	0.07
BCEP	198	224	219	0.18
Tactical Opportunities	296	311	233	0.19
Growth	45	—	—	—
Secondaries	430	629	548	0.45
Infrastructure	79	67	126	0.10
Life Sciences	33	24	26	0.02
BTAS/Other	195	228	202	0.17
Private Equity	$3,899	$3,408	$3,186	$2.64

Hedge Fund Solutions	$362	$305	$320	$0.26

Credit & Insurance	$302	$271	$297	$0.25

Net Accrued Performance Revenues	$8,311	$7,476	$7,060	$5.85

  3Q’22 QoQ Rollforward

   ($ in millions)

		Net	Net
		Performance	Realized
	2Q’22	Revenues	Distributions	3Q’22

Real Estate	$3,491	$31	$(264)	$3,258

Private Equity	3,408	(78)	(145)	3,186

HFS	305	16	(1)	320

Credit & Insurance	271	97	(71)	297

Total	$7,476	$66	$(482)	$7,060

QoQ Change				(6)%

  3Q’22 LTM Rollforward

   ($ in millions)

		Net	Net
		Performance	Realized
	3Q’21	Revenues	Distributions	3Q’22

Real Estate	$3,747	$2,883	$(3,372)	$3,258

Private Equity	3,899	238	(952)	3,186

HFS	362	166	(208)	320

Credit & Insurance	302	311	(317)	297

Total	$8,311	$3,598	$(4,849)	$7,060

YoY Change				(15)%

Net Accrued Performance Revenues (“NAPR”) are presented net of performance compensation and excludes Performance Revenues realized but not yet distributed as of the reporting date and clawback amounts, if any, which are disclosed in the 10-K/Q. Real Estate and Private Equity include co-investments, as applicable. Per Share calculations are based on end of period DE Shares Outstanding (see page 23, Share Summary).	Blackstone | 18

INVESTMENT RECORDS AS OF SEPTEMBER 30, 2022(a)

($/€ in thousands, except where noted)	Committed	Available	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
Fund (Investment Period Beginning Date / Ending Date)	Capital	Capital (b)	Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Real Estate
Pre-BREP	$140,714	$—	$—	n/a	$345,190	2.5x	$345,190	2.5x	33%	33%
BREP I (Sep 1994 / Oct 1996)	380,708	—	—	n/a	1,327,708	2.8x	1,327,708	2.8x	40%	40%
BREP II (Oct 1996 / Mar 1999)	1,198,339	—	—	n/a	2,531,614	2.1x	2,531,614	2.1x	19%	19%
BREP III (Apr 1999 / Apr 2003)	1,522,708	—	—	n/a	3,330,406	2.4x	3,330,406	2.4x	21%	21%
BREP IV (Apr 2003 / Dec 2005)	2,198,694	—	23,471	n/a	4,640,501	1.7x	4,663,972	1.7x	12%	12%
BREP V (Dec 2005 / Feb 2007)	5,539,418	—	7,046	n/a	13,450,289	2.3x	13,457,335	2.3x	11%	11%
BREP VI (Feb 2007 / Aug 2011)	11,060,444	550,439	253,813	1.7x	27,511,017	2.5x	27,764,830	2.5x	13%	13%
BREP VII (Aug 2011 / Apr 2015)	13,501,376	1,513,376	3,386,357	0.8x	27,989,427	2.4x	31,375,784	2.0x	22%	15%
BREP VIII (Apr 2015 / Jun 2019)	16,592,910	2,298,180	14,936,814	1.6x	21,372,021	2.5x	36,308,835	2.1x	28%	18%
BREP IX (Jun 2019 / Aug 2022)	21,601,305	5,428,469	24,944,045	1.6x	7,643,491	2.2x	32,587,536	1.7x	67%	34%
*BREP X (Aug 2022 / Feb 2028)	26,542,960	26,320,364	209,582	0.9x	—	n/a	209,582	0.9x	n/a	n/m
Total Global BREP	$100,279,576	$36,110,828	$43,761,128	1.5x	$110,141,664	2.4x	$153,902,792	2.0x	18%	16%
BREP Int’l (Jan 2001 / Sep 2005)	€824,172	€—	€—	n/a	€1,373,170	2.1x	€1,373,170	2.1x	23%	23%
BREP Int’l II (Sep 2005 / Jun 2008) (e)	1,629,748	—	—	n/a	2,583,032	1.8x	2,583,032	1.8x	8%	8%
BREP Europe III (Jun 2008 / Sep 2013)	3,205,318	437,071	251,497	0.5x	5,811,684	2.4x	6,063,181	2.0x	19%	14%
BREP Europe IV (Sep 2013 / Dec 2016)	6,673,049	1,473,527	1,728,575	1.2x	9,747,521	2.0x	11,476,096	1.8x	20%	13%
BREP Europe V (Dec 2016 / Oct 2019)	7,965,078	1,430,203	5,708,266	1.1x	6,537,218	4.0x	12,245,484	1.8x	43%	13%
*BREP Europe VI (Oct 2019 / Apr 2025)	9,925,135	6,426,505	4,626,528	1.2x	3,273,739	2.6x	7,900,267	1.6x	75%	24%
Total BREP Europe	€30,222,500	€9,767,306	€12,314,866	1.1x	€29,326,364	2.4x	€41,641,230	1.8x	17%	13%
BREP Asia I (Jun 2013 / Dec 2017)	$4,263,411	$897,775	$2,212,848	1.4x	$6,316,167	2.1x	$8,529,015	1.8x	20%	13%
BREP Asia II (Dec 2017 / Mar 2022)	7,369,945	1,627,900	7,256,313	1.3x	818,696	1.8x	8,075,009	1.3x	43%	8%
*BREP Asia III (Mar 2022 / Sep 2027)	8,068,957	7,285,192	694,806	0.9x	—	n/a	694,806	0.9x	n/a	n/m
BREP Co-Investment (f)	7,208,136	37,995	951,100	2.3x	15,043,270	2.2x	15,994,370	2.2x	16%	16%
Total BREP	$163,184,517	$55,533,602	$69,004,146	1.4x	$168,186,629	2.4x	$237,190,775	1.9x	17%	16%
*BREDS High-Yield (Various) (g)	19,981,503	5,176,958	5,398,871	1.0x	16,644,956	1.3x	22,043,826	1.2x	10%	9%

Private Equity
Corporate Private Equity
BCP I (Oct 1987 / Oct 1993)	$859,081	$—	$—	n/a	$1,741,738	2.6x	$1,741,738	2.6x	19%	19%
BCP II (Oct 1993 / Aug 1997)	1,361,100	—	—	n/a	3,256,819	2.5x	3,256,819	2.5x	32%	32%
BCP III (Aug 1997 / Nov 2002)	3,967,422	—	—	n/a	9,184,688	2.3x	9,184,688	2.3x	14%	14%
BCOM (Jun 2000 / Jun 2006)	2,137,330	24,575	14,208	n/a	2,953,649	1.4x	2,967,857	1.4x	6%	6%
BCP IV (Nov 2002 / Dec 2005)	6,773,182	157,644	136,355	1.2x	21,479,599	2.9x	21,615,954	2.8x	36%	36%
BCP V (Dec 2005 / Jan 2011)	21,009,112	1,035,259	115,599	7.8x	38,427,169	1.9x	38,542,768	1.9x	8%	8%
BCP VI (Jan 2011 / May 2016)	15,195,537	1,158,107	7,117,830	1.9x	24,467,594	2.2x	31,585,424	2.1x	16%	12%
BCP VII (May 2016 / Feb 2020)	18,860,928	1,612,486	21,198,399	1.6x	10,590,931	2.4x	31,789,330	1.8x	34%	14%
*BCP VIII (Feb 2020 / Feb 2026)	25,432,016	14,722,928	13,633,546	1.3x	573,328	3.0x	14,206,874	1.3x	n/m	18%
BCP IX (TBD)	14,411,850	14,411,850	—	n/a	—	n/a	—	n/a	n/a	n/a
Energy I (Aug 2011 / Feb 2015)	2,441,558	142,138	661,369	1.7x	3,999,633	2.0x	4,661,002	1.9x	17%	12%
Energy II (Feb 2015 / Feb 2020)	4,938,719	847,680	4,865,944	1.7x	2,104,834	1.2x	6,970,778	1.5x	1%	8%
*Energy III (Feb 2020 / Feb 2026)	4,338,099	2,114,159	2,918,920	1.5x	533,929	2.8x	3,452,849	1.6x	66%	38%
BCP Asia I (Dec 2017 / Sep 2021)	2,452,208	663,800	2,882,092	1.8x	1,404,049	4.8x	4,286,141	2.2x	97%	34%
*BCP Asia II (Sep 2021 / Sep 2027)	6,554,832	6,462,967	(3,277)	n/a	—	n/a	(3,277)	n/a	n/a	n/a
Core Private Equity I (Jan 2017 / Mar 2021) (h)	4,764,469	1,093,991	7,927,971	2.1x	2,260,394	4.1x	10,188,365	2.3x	55%	24%
*Core Private Equity II (Mar 2021 / Mar 2026) (h)	8,189,963	5,720,136	2,516,238	1.0x	9,592	n/a	2,525,830	1.0x	n/a	2%
Total Corporate Private Equity	$143,687,406	$50,167,720	$63,985,194	1.6x	$122,987,946	2.2x	$186,973,140	1.9x	16%	15%

Notes on page 21. BREP – Blackstone Real Estate Partners, BREDS – Blackstone Real Estate Debt Strategies, BCP – Blackstone Capital Partners, BCOM – Blackstone Communications.

* Represents funds that are currently in their investment period.

Blackstone | 19

INVESTMENT RECORDS AS OF SEPTEMBER 30, 2022(a) – (CONT’D)

($/€ in thousands, except where noted)	Committed	Available	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
Fund (Investment Period Beginning Date / Ending Date)	Capital	Capital (b)	Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Private Equity (continued)
Tactical Opportunities
*Tactical Opportunities (Various)	$22,515,577	$6,939,956	$11,653,479	1.2x	$20,504,793	1.9x	$32,158,272	1.6x	18%	11%
*Tactical Opportunities Co-Investment and Other (Various)	16,282,765	7,371,547	5,015,093	1.8x	8,265,944	1.6x	13,281,037	1.6x	18%	18%
Total Tactical Opportunities	$38,798,342	$14,311,503	$16,668,572	1.3x	$28,770,737	1.8x	$45,439,309	1.6x	18%	13%
Growth
*BXG I (Jul 2020 / Jul 2025)	5,046,626	1,259,722	3,642,869	1.0x	354,582	3.3x	3,997,451	1.1x	n/m	(0)%
BXG II (TBD)	3,428,640	3,428,640	—	n/a	—	n/a	—	n/a	n/a	n/a
Total Growth	$8,475,266	$4,688,362	$3,642,869	1.0x	$354,582	3.3x	$3,997,451	1.1x	n/m	(0)%
Strategic Partners (Secondaries)
Strategic Partners I-V (Various) (i)	11,447,898	645,878	420,496	n/a	16,913,196	n/a	17,333,692	1.7x	n/a	13%
Strategic Partners VI (Apr 2014 / Apr 2016) (i)	4,362,750	1,491,955	1,088,452	n/a	4,012,194	n/a	5,100,646	1.7x	n/a	15%
Strategic Partners VII (May 2016 / Mar 2019) (i)	7,489,970	1,794,752	4,702,171	n/a	5,792,772	n/a	10,494,943	2.0x	n/a	20%
Strategic Partners Real Assets II (May 2017 / Jun 2020) (i)	1,749,807	533,829	1,099,578	n/a	975,172	n/a	2,074,750	1.5x	n/a	16%
Strategic Partners VIII (Mar 2019 / Oct 2021) (i)	10,763,600	4,866,535	9,062,102	n/a	5,186,528	n/a	14,248,630	1.9x	n/a	43%
*Strategic Partners Real Estate, SMA and Other (Various) (i)	8,771,763	3,003,592	3,462,601	n/a	3,147,301	n/a	6,609,902	1.7x	n/a	19%
*Strategic Partners Infra III (Jun 2020 / Jul 2024) (i)	3,250,100	1,708,501	1,113,984	n/a	124,956	n/a	1,238,940	1.4x	n/a	58%
*Strategic Partners IX (Oct 2021 / Jul 2026) (i)	17,196,913	12,285,298	3,309,826	n/a	113,017	n/a	3,422,843	1.4x	n/a	n/m
Total Strategic Partners (Secondaries)	$65,032,801	$26,330,340	$24,259,210	n/a	$36,265,136	n/a	$60,524,346	1.7x	n/a	16%
Life Sciences
Clarus IV (Jan 2018 / Jan 2020)	910,000	140,770	904,799	1.6x	239,846	1.9x	1,144,645	1.7x	23%	15%
*BXLS V (Jan 2020 / Jan 2025)	4,839,511	3,742,428	1,178,568	1.3x	71,549	1.3x	1,250,117	1.3x	9%	2%

Credit
Mezzanine / Opportunistic I (Jul 2007 / Oct 2011)	$2,000,000	$97,114	$22,509	1.8x	$4,786,397	1.6x	$4,808,906	1.6x	n/a	17%
Mezzanine / Opportunistic II (Nov 2011 / Nov 2016)	4,120,000	998,027	249,574	0.3x	6,496,230	1.6x	6,745,804	1.4x	n/a	10%
Mezzanine / Opportunistic III (Sep 2016 / Jan 2021)	6,639,133	953,406	3,796,336	1.0x	5,573,791	1.6x	9,370,127	1.3x	n/a	10%
*Mezzanine / Opportunistic IV (Jan 2021 / Jan 2026)	5,016,771	3,476,787	1,622,867	1.0x	65,480	n/m	1,688,347	1.0x	n/a	10%
Stressed / Distressed I (Sep 2009 / May 2013)	3,253,143	76,000	—	n/a	5,777,098	1.3x	5,777,098	1.3x	n/a	9%
Stressed / Distressed II (Jun 2013 / Jun 2018)	5,125,000	547,430	364,069	0.5x	5,242,349	1.2x	5,606,418	1.1x	n/a	1%
*Stressed / Distressed III (Dec 2017 / Dec 2022)	7,356,380	2,646,972	2,576,770	0.9x	2,796,308	1.4x	5,373,078	1.1x	n/a	7%
Energy I (Nov 2015 / Nov 2018)	2,856,867	1,045,894	842,545	1.0x	2,580,579	1.7x	3,423,124	1.4x	n/a	10%
*Energy II (Feb 2019 / Feb 2024)	3,616,081	1,957,123	1,951,379	1.2x	1,048,553	1.5x	2,999,932	1.3x	n/a	26%
European Senior Debt I (Feb 2015 / Feb 2019)	€1,964,689	€352,855	€918,765	0.8x	€2,278,324	1.4x	€3,197,089	1.2x	n/a	3%
*European Senior Debt II (Jun 2019 / Jun 2024)	€4,088,344	€1,185,458	€4,214,580	1.0x	€1,372,464	1.6x	€5,587,044	1.1x	n/a	13%
Total Credit Drawdown Funds (j)	$46,889,033	$13,305,779	$16,454,930	0.9x	$38,548,150	1.5x	$55,003,080	1.2x	n/a	10%

Selected Perpetual Capital Strategies(k)

($ in thousands, except where noted)	Investment	Total	Total Net
Strategy (Inception Year)	Strategy	AUM	Return (l)
Real Estate
BPP - Blackstone Property Partners (2013) (m)	Core+ Real Estate	$72,685,947	12%
BREIT - Blackstone Real Estate Income Trust (2017) (n)	Core+ Real Estate	70,314,335	13%
BXMT - Blackstone Mortgage Trust (2013) (o)	Real Estate Debt	6,541,046	7%
Private Equity
BIP - Blackstone Infrastructure Partners (2019) (p)	Infrastructure	25,778,540	18%
Hedge Fund Solutions
BSCH - Blackstone Strategic Capital Holdings (2014) (q)	GP Stakes	10,325,973	15%
Credit
BXSL - Blackstone Secured Lending Fund (2018) (r)	U.S. Direct Lending	11,113,320	10%
BCRED - Blackstone Private Credit Fund (2021) (s)	U.S. Direct Lending	57,469,317	8%

Notes on page 21. BXLS - Blackstone Life Sciences. * Represents funds that are currently in their investment period.	Blackstone | 20

INVESTMENT RECORDS AS OF SEPTEMBER 30, 2022 – NOTES

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc.

n/m	Not meaningful generally due to the limited time since initial investment.

n/a	Not applicable.

(a)	Excludes investment vehicles where Blackstone does not earn fees.

(b)

Available Capital represents total investable capital commitments, including side-by-side, adjusted for certain expenses and expired or recallable capital and may include leverage, less invested capital. This amount is not reduced by outstanding commitments to investments.

(c)	Multiple of Invested Capital (“MOIC”) represents carrying value, before management fees, expenses and Performance Revenues, divided by invested capital.

(d)

Unless otherwise indicated, Net Internal Rate of Return (“IRR”) represents the annualized inception to September 30, 2022 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of limited partner cash flows. Initial inception date of cash flows may differ from the Investment Period Beginning Date.

(e)

The 8% Realized Net IRR and 8% Total Net IRR exclude investors that opted out of the Hilton investment opportunity. Overall BREP International II performance reflects a 7% Realized Net IRR and a 7% Total Net IRR.

(f)

BREP Co-Investment represents co-investment capital raised for various BREP investments. The Net IRR reflected is calculated by aggregating each co-investment’s realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues.

(g)	BREDS High-Yield represents the flagship real estate debt drawdown funds only.

(h)	Blackstone Core Equity Partners is a core private equity strategy which invests with a more modest risk profile and longer hold period than traditional private equity.

(i)

Realizations are treated as return of capital until fully recovered and therefore unrealized and realized MOICs are not applicable. Returns are calculated from results that are reported on a three-month lag from Strategic Partners’ fund financial statements and therefore do not include the impact of economic and market activities in the current quarter.

(j)	Funds presented represent the flagship credit drawdown funds only. The Total Credit Net IRR is the combined IRR of the credit drawdown funds presented.

(k)

Represents the performance for select Perpetual Capital Strategies; strategies excluded consist primarily of (1) investment strategies that have been investing for less than one year, (2) most perpetual capital assets managed for insurance clients, and (3) investment vehicles where Blackstone does not earn fees.

(l)

Unless otherwise indicated, Total Net Return represents the annualized inception to September 30, 2022 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of investor cash flows. Initial inception date of cash flows occurred during the Inception Year.

(m)	BPP includes certain vehicles managed as part of the BPP Platform but not classified as Perpetual Capital. As of September 30, 2022, these vehicles represented $2.9 billion of Total AUM.

(n)

The BREIT Total Net Return reflects a per share blended return, assuming BREIT had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT. These returns are not representative of the returns experienced by any particular investor or share class. Total Net Returns are presented on an annualized basis and are from January 1, 2017.

(o)

The BXMT return reflects annualized market return of a shareholder invested in BXMT since inception through September 30, 2022, assuming reinvestment of all dividends received during the period. Return incorporates the closing NYSE stock price as of September 30, 2022. Total Net Return is from May 22, 2013.

(p)	Including co-investment vehicles that do not pay fees, BIP Total AUM is $31.1 billion.

(q)

BSCH represents the aggregate Total AUM and Total Net Return of BSCH I and BSCH II funds that invest as part of the GP Stakes strategy, which targets minority investments in the general partners of private equity and other private-market alternative asset management firms globally. Including co-investment vehicles that do not pay fees, BSCH Total AUM is $11.2 billion.

(r)

The BXSL Total AUM and Total Net Return are presented as of June 30, 2022. BXSL Total Net Return reflects the change in NAV per share, plus distributions per share (assuming dividends and distributions are reinvested in accordance with BXSL’s dividend reinvestment plan) divided by the beginning NAV per share. Total Net Returns are presented on an annualized basis and are from November 20, 2018.

(s)

The BCRED Total Net Return reflects a per share blended return, assuming BCRED had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BCRED. These returns are not representative of the returns experienced by any particular investor or share class. Total Net Returns are presented on an annualized basis and are from January 7, 2021. Total AUM reflects gross asset value plus amounts borrowed or available to be borrowed under certain credit facilities. BCRED net asset value as of September 30, 2022 was $22.4 billion.

Blackstone | 21

SHAREHOLDER DIVIDENDS

▪	Generated $1.06 of Distributable Earnings per common share during the quarter, bringing the YTD amount to $4.10 per common share.

▪	Blackstone declared a quarterly dividend of $0.90 per common share to record holders as of October 31, 2022; payable on November 7, 2022.

						% Change			% Change
($ in thousands, except per share data)	3Q’21	4Q’21	1Q’22	2Q’22	3Q’22	vs. 3Q’21	3Q’21 YTD	3Q’22 YTD	vs. 3Q’21 YTD

Distributable Earnings	$1,635,273	$2,273,327	$1,937,880	$1,985,825	$1,374,869	(16)%	$3,897,510	$5,298,574	36%
Add: Other Payables Attributable to Common Shareholders	133,841	352,514	115,166	298,570	145,137	8%	315,425	558,873	77%

DE before Certain Payables	1,769,114	2,625,841	2,053,046	2,284,395	1,520,006	(14)%	4,212,935	5,857,447	39%

Percent to Common Shareholders	60%	61%	61%	61%	61%		60%	61%
DE before Certain Payables Attributable to Common Shareholders	1,059,142	1,601,199	1,254,703	1,402,640	934,240	(12)%	2,510,885	3,591,583	43%
Less: Other Payables Attributable to Common Shareholders	(133,841)	(352,514)	(115,166)	(298,570)	(145,137)	8%	(315,425)	(558,873)	77%

DE Attributable to Common Shareholders	925,301	1,248,685	1,139,537	1,104,070	789,103	(15)%	2,195,460	3,032,710	38%

DE per Common Share	$1.28	$1.71	$1.55	$1.49	$1.06	(17)%	$3.06	$4.10	34%

Less: Retained Capital per Common Share	$(0.19)	$(0.26)	$(0.23)	$(0.22)	$(0.16)	(16)%	$(0.45)	$(0.61)	36%

Actual Dividend per Common Share	$1.09	$1.45	$1.32	$1.27	$0.90	(17)%	$2.61	$3.49	34%

Record Date					Oct 31, 2022

Payable Date					Nov 7, 2022

A detailed description of Blackstone’s dividend policy and the definition of Distributable Earnings can be found on pages 34-36, Definitions and Dividend Policy. See additional notes on page 33.	Blackstone | 22

SHARE SUMMARY

▪	Distributable Earnings Shares Outstanding as of quarter end of 1.207 billion shares.

–	Repurchased 2.0 million common shares in the quarter and 8.1 million common shares over the LTM.

–	Available authorization remaining was $1.1 billion at September 30, 2022.

	3Q’21	4Q’21	1Q’22	2Q’22	3Q’22

Participating Common Shares	721,369,398	732,037,197	734,543,862	742,187,838	741,552,385

Participating Partnership Units	483,553,949	468,446,388	467,375,889	466,568,377	464,951,386

Distributable Earnings Shares Outstanding	1,204,923,347	1,200,483,585	1,201,919,751	1,208,756,215	1,206,503,771

Participating Common Shares and Participating Partnership Units include both issued and outstanding shares and unvested shares that participate in dividends. Participating Common Shares and shares repurchased in the quarter include the effect of share repurchases that were initiated before quarter end but where the shares were not retired until after quarter end.	Blackstone | 23

Reconciliations and Disclosures

Blackstone | 24

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	QTD					YTD		LTM

($ in thousands)	3Q’21	4Q’21	1Q’22	2Q’22	3Q’22	3Q’21	3Q’22	3Q’21	3Q’22

Net Income (Loss) Attributable to Blackstone Inc.	$1,401,895	$1,398,478	$1,216,874	$(29,393)	$2,296	$4,458,919	$1,189,777	$5,207,789	$2,588,255

Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	1,315,641	1,218,934	1,059,313	(35,521)	37,724	3,667,618	1,061,516	4,426,728	2,280,450

Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	486,907	320,033	216,375	(216,707)	(62,093)	1,305,273	(62,425)	1,613,328	257,608

Net Income Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	1,550	2,924	5,052	25,875	25,773	2,816	56,700	945	59,624

Net Income (Loss)	$3,205,993	$2,940,369	$2,497,614	$(255,746)	$3,700	$9,434,626	$2,245,568	$11,248,790	$5,185,937

Provision for Taxes	458,904	437,694	483,281	36,514	94,231	746,707	614,026	1,013,049	1,051,720

Income (Loss) Before Provision for Taxes	$3,664,897	$3,378,063	$2,980,895	$(219,232)	$97,931	$10,181,333	$2,859,594	$12,261,839	$6,237,657

Transaction-Related Charges (a)	59,193	21,424	25,333	25,141	9,247	122,614	59,721	192,906	81,145

Amortization of Intangibles (b)	17,044	17,044	17,044	17,044	13,238	51,212	47,326	67,747	64,370

Impact of Consolidation (c)	(488,457)	(322,957)	(221,427)	190,832	36,320	(1,308,089)	5,725	(1,614,273)	(317,232)

Unrealized Performance Revenues (d)	(2,724,366)	(789,213)	(1,293,050)	3,467,668	771,637	(7,886,033)	2,946,255	(8,483,318)	2,157,042

Unrealized Performance Allocations Compensation (e)	1,193,853	384,007	472,284	(1,386,543)	(359,590)	3,394,041	(1,273,849)	3,672,616	(889,842)

Unrealized Principal Investment (Income) Loss (f)	2,343	(153,518)	(26,758)	203,288	996,105	(526,249)	1,172,635	(640,676)	1,019,117

Other Revenues (g)	(64,109)	(50,633)	(72,819)	(155,704)	(198,546)	(152,252)	(427,069)	(8,637)	(477,702)

Equity-Based Compensation (h)	129,254	164,589	201,545	195,644	190,197	394,948	587,386	462,040	751,975

Administrative Fee Adjustment (i)	2,488	2,441	2,485	2,476	2,460	7,747	7,421	10,293	9,862

Taxes and Related Payables (j)	(156,867)	(377,920)	(147,652)	(354,789)	(184,130)	(381,762)	(686,571)	(558,621)	(1,064,491)

Distributable Earnings	$1,635,273	$2,273,327	$1,937,880	$1,985,825	$1,374,869	$3,897,510	$5,298,574	$5,361,916	$7,571,901

Taxes and Related Payables (j)	156,867	377,920	147,652	354,789	184,130	381,762	686,571	558,621	1,064,491

Net Interest and Dividend (Income) Loss (k)	16,238	(6,779)	12,117	3,282	22,850	40,367	38,249	45,971	31,470

Total Segment Distributable Earnings	$1,808,378	$2,644,468	$2,097,649	$2,343,896	$1,581,849	$4,319,639	$6,023,394	$5,966,508	$8,667,862

Realized Performance Revenues (l)	(1,497,477)	(1,191,374)	(1,312,810)	(2,206,774)	(469,009)	(2,691,738)	(3,988,593)	(3,968,367)	(5,179,967)

Realized Performance Compensation (m)	619,074	449,301	519,120	926,974	206,224	1,108,269	1,652,318	1,591,797	2,101,619

Realized Principal Investment Income (n)	(151,010)	(75,468)	(157,095)	(43,509)	(139,765)	(512,298)	(340,369)	(616,119)	(415,837)

Fee Related Earnings	$778,965	$1,826,927	$1,146,864	$1,020,587	$1,179,299	$2,223,872	$3,346,750	$2,973,819	$5,173,677

Adjusted EBITDA Reconciliation

Distributable Earnings	$1,635,273	$2,273,327	$1,937,880	$1,985,825	$1,374,869	$3,897,510	$5,298,574	$5,361,916	$7,571,901

Interest Expense (o)	51,773	56,387	66,602	69,425	80,312	140,245	216,339	185,575	272,726

Taxes and Related Payables (j)	156,867	377,920	147,652	354,789	184,130	381,762	686,571	558,621	1,064,491

Depreciation and Amortization (p)	12,771	14,542	14,316	15,644	14,958	37,645	44,918	47,591	59,460

Adjusted EBITDA	$1,856,684	$2,722,176	$2,166,450	$2,425,683	$1,654,269	$4,457,162	$6,246,402	$6,153,703	$8,968,578

Notes on pages 26-27.	Blackstone | 25

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES

Note:     See pages 34-36, Definitions and Dividend Policy.

(a)

This adjustment removes Transaction-Related Charges, which are excluded from Blackstone’s segment presentation. Transaction-Related Charges arise from corporate actions including acquisitions, divestitures, and Blackstone’s initial public offering. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs and any gains or losses associated with these corporate actions.

(b)	This adjustment removes the amortization of transaction-related intangibles, which are excluded from Blackstone’s segment presentation.
(c)

This adjustment reverses the effect of consolidating Blackstone Funds, which are excluded from Blackstone’s segment presentation. This adjustment includes the elimination of Blackstone’s interest in these funds and the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(d)	This adjustment removes Unrealized Performance Allocations.
(e)	This adjustment removes Unrealized Performance Allocations Compensation.
(f)

This adjustment removes Unrealized Principal Investment Income (Loss) on a segment basis. The Segment Adjustment represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

	QTD					YTD		LTM
($ in thousands)	3Q’21	4Q’21	1Q’22	2Q’22	3Q’22	3Q’21	3Q’22	3Q’21	3Q’22
GAAP Unrealized Principal Investment Income (Loss)	$183,754	$304,297	$73,961	$(500,490)	$(1,069,697)	$1,151,904	$(1,496,226)	$1,369,592	$(1,191,929)
Segment Adjustment	(186,097)	(150,779)	(47,203)	297,202	73,592	(625,655)	323,591	(728,916)	172,812

Unrealized Principal Investment Income (Loss)	$(2,343)	$153,518	$26,758	$(203,288)	$(996,105)	$526,249	$(1,172,635)	$640,676	$(1,019,117)

(g) This adjustment removes Other Revenues on a segment basis. The Segment Adjustment represents the removal of certain Transaction-Related Charges.
	QTD					YTD		LTM
($ in thousands)	3Q’21	4Q’21	1Q’22	2Q’22	3Q’22	3Q’21	3Q’22	3Q’21	3Q’22
GAAP Other Revenue	$64,187	$50,699	$72,869	$155,588	$199,382	$152,387	$427,839	$8,804	$478,538
Segment Adjustment	(78)	(66)	(50)	116	(836)	(135)	(770)	(167)	(836)
Other Revenues	$64,109	$50,633	$72,819	$155,704	$198,546	$152,252	$427,069	$8,637	$477,702

(h)   This adjustment removes Equity-Based Compensation on a segment basis.

(i)  This adjustment adds an amount equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

(j)  Taxes represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and adjusted to exclude the tax impact of any divestitures. For interim periods, taxes are calculated using the preferred annualized effective tax rate approach. Related Payables represent tax-related payables including the amount payable under the Tax Receivable Agreement. Please refer to page 34 for the full definition of Taxes and Related Payables.

	QTD					YTD		LTM
($ in thousands)	3Q’21	4Q’21	1Q’22	2Q’22	3Q’22	3Q’21	3Q’22	3Q’21	3Q’22
Taxes	$140,548	$365,109	$124,645	$324,954	$163,602	$337,966	$613,201	$501,281	$978,310
Related Payables	16,319	12,811	23,007	29,835	20,528	43,796	73,370	57,340	86,181
Taxes and Related Payables	$156,867	$377,920	$147,652	$354,789	$184,130	$381,762	$686,571	$558,621	$1,064,491

Blackstone | 26

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES (CONT’D)

(k)   This adjustment removes Interest and Dividend Revenue less Interest Expense on a segment basis. The Segment Adjustment represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

	QTD					YTD		LTM
($ in thousands)	3Q’21	4Q’21	1Q’22	2Q’22	3Q’22	3Q’21	3Q’22	3Q’21	3Q’22
GAAP Interest and Dividend Revenue	$35,048	$63,166	$54,485	$62,075	$52,420	$97,477	$168,980	$137,203	$232,146
Segment Adjustment	487	—	—	4,068	5,042	2,401	9,110	2,401	9,110
Interest and Dividend Revenue	$35,535	$63,166	$54,485	$66,143	$57,462	$99,878	$178,090	$139,604	$241,256

GAAP Interest Expense	$52,413	$56,550	$66,747	$69,642	$80,507	$141,718	$216,896	$187,420	$273,446
Segment Adjustment	(640)	(163)	(145)	(217)	(195)	(1,473)	(557)	(1,845)	(720)
Interest Expense	$51,773	$56,387	$66,602	$69,425	$80,312	$140,245	$216,339	$185,575	$272,726

Net Interest and Dividend Income (Loss)	$(16,238)	$6,779	$(12,117)	$(3,282)	$(22,850)	$(40,367)	$(38,249)	$(45,971)	$(31,470)

(l) This adjustment removes the total segment amount of Realized Performance Revenues.

(m)  This adjustment removes the total segment amount of Realized Performance Compensation.

(n)  This adjustment removes the total segment amount of Realized Principal Investment Income.

(o)  This adjustment adds back Interest Expense on a segment basis, excluding interest expense related to the Tax Receivable Agreement.

(p)  This adjustment adds back Depreciation and Amortization on a segment basis.

Reconciliation of GAAP Shares of Common Stock Outstanding to Distributable Earnings Shares Outstanding

	QTD
	3Q’21	4Q’21	1Q’22	2Q’22	3Q’22
GAAP Shares of Common Stock Outstanding	693,612,698	704,339,774	707,180,830	706,476,877	708,995,155

Unvested Participating Common Shares	27,756,700	27,697,423	27,363,032	35,710,961	32,557,230
Total Participating Common Shares	721,369,398	732,037,197	734,543,862	742,187,838	741,552,385
Participating Partnership Units	483,553,949	468,446,388	467,375,889	466,568,377	464,951,386
Distributable Earnings Shares Outstanding	1,204,923,347	1,200,483,585	1,201,919,751	1,208,756,215	1,206,503,771

Disclosure of Weighted-Average Shares Common Stock Outstanding

	QTD					YTD		LTM
	3Q’21	4Q’21	1Q’22	2Q’22	3Q’22	3Q’21	3Q’22	3Q’21	3Q’22

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Basic	722,229,117	726,445,206	734,327,015	707,382,293	742,345,646	717,516,302	739,963,370	713,742,286	736,556,059

Weighted-Average Shares of Unvested Deferred Restricted Common Stock	203,982	226,315	639,900	—	149,886	402,113	308,877	410,649	323,171

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Diluted	722,433,099	726,671,521	734,966,915	707,382,293	742,495,532	717,918,415	740,272,247	714,152,935	736,879,230

GAAP Shares of Common Stock Outstanding and Total GAAP Weighted-Average Shares of Common Stock Outstanding – Basic for 3Q’22 include the effect of share repurchases that were initiated before quarter end but where the shares were not retired until after quarter end.	Blackstone | 27

BLACKSTONE’S THIRD QUARTER 2022 GAAP BALANCE SHEET RESULTS

($ in thousands) (unaudited)	3Q’21	4Q’21	1Q’22	2Q’22	3Q’22

Assets

Cash and Cash Equivalents	$5,011,433	$2,119,738	$3,868,567	$4,183,380	$3,480,003

Cash Held by Blackstone Funds and Other	113,731	79,994	110,648	129,276	94,358

Investments	25,104,195	28,665,043	30,068,474	27,323,758	26,256,148

Accounts Receivable	496,265	636,616	517,465	774,137	835,529

Due from Affiliates	3,718,119	4,656,867	4,004,359	3,891,958	4,029,490

Intangible Assets, Net	303,082	284,384	265,686	246,988	232,096

Goodwill	1,890,202	1,890,202	1,890,202	1,890,202	1,890,202

Other Assets	538,567	492,936	422,786	658,298	785,794

Right-of-Use Assets	745,886	788,991	868,437	886,911	887,832

Deferred Tax Assets	1,116,612	1,581,637	1,327,454	1,646,400	1,767,869

Total Assets	$39,038,092	$41,196,408	$43,344,078	$41,631,308	$40,259,321

Liabilities and Equity

Loans Payable	$7,527,576	$7,748,163	$8,937,456	$9,365,274	$9,263,080

Due to Affiliates	1,426,209	1,906,098	1,881,054	2,001,391	2,060,891

Accrued Compensation and Benefits	7,399,559	7,905,070	8,140,773	6,765,492	6,732,507

Securities Sold, Not Yet Purchased	35,657	27,849	27,278	27,029	26,783

Repurchase Agreements	36,545	57,980	77,289	152,529	313,138

Operating Lease Liabilities	863,020	908,033	986,073	993,875	985,632

Accounts Payable, Accrued Expenses and Other Liabilities	871,661	937,169	1,053,128	991,620	1,141,905

Total Liabilities	18,160,227	19,490,362	21,103,051	20,297,210	20,523,936

Redeemable Non-Controlling Interests in Consolidated Entities	66,824	68,028	41,430	1,275,491	1,344,188

Equity

Common Stock, $0.00001 par value (709,040,610 shares issued and outstanding as of September 30, 2022)	7	7	7	7	7

Series I Preferred Stock, $0.00001 par value (1 share issued and outstanding as of September 30, 2022)	—	—	—	—	—

Series II Preferred Stock, $0.00001 par value (1 share issued and outstanding as of September 30, 2022)	—	—	—	—	—

Additional Paid-in-Capital	6,037,628	5,794,727	5,879,796	5,870,285	5,791,006

Retained Earnings	3,031,765	3,647,785	3,805,918	2,803,100	1,869,463

Accumulated Other Comprehensive Loss	(15,357)	(19,626)	(25,754)	(42,225)	(74,800)

Non-Controlling Interests in Consolidated Entities	5,638,612	5,600,653	5,747,698	5,281,244	5,357,148

Non-Controlling Interests in Blackstone Holdings	6,118,386	6,614,472	6,791,932	6,146,196	5,448,373

Total Equity	20,811,041	21,638,018	22,199,597	20,058,607	18,391,197

Total Liabilities and Equity	$39,038,092	$41,196,408	$43,344,078	$41,631,308	$40,259,321

See page 29, Reconciliation of GAAP to Non-GAAP Balance Sheet Measures.	Blackstone | 28

RECONCILIATION OF GAAP TO NON-GAAP BALANCE SHEET MEASURES

($ in thousands)	3Q’21	4Q’21	1Q’22	2Q’22	3Q’22

Investments of Consolidated Blackstone Funds	$2,104,705	$2,018,829	$2,045,156	$3,764,850	$3,828,497

Equity Method Investments

Partnership Investments	5,303,334	5,635,212	5,858,926	5,446,688	5,566,645

Accrued Performance Allocations	15,063,648	17,096,873	17,661,244	13,544,855	12,938,888

Corporate Treasury Investments	1,520,426	658,066	916,510	810,672	799,016

Other Investments	1,112,082	3,256,063	3,586,638	3,756,693	3,123,102

Total GAAP Investments	25,104,195	28,665,043	30,068,474	27,323,758	26,256,148

Accrued Performance Allocations - GAAP	$15,063,648	$17,096,873	$17,661,244	$13,544,855	$12,938,888

Impact of Consolidation (a)	1	1	1	12,475	2,412

Due from Affiliates - GAAP (b)	59,669	260,993	112,194	136,631	154,587

Less: Net Realized Performance Revenues (c)	(416,336)	(1,294,884)	(743,772)	(262,083)	(342,922)

Less: Accrued Performance Compensation - GAAP (d)	(6,395,903)	(7,324,906)	(7,483,337)	(5,955,982)	(5,693,325)

Net Accrued Performance Revenues	$8,311,079	$8,738,077	$9,546,330	$7,475,896	$7,059,640

Corporate Treasury and Other Investments - GAAP	$2,632,508	$3,914,129	$4,503,148	$4,567,365	$3,922,118

Impact of Consolidation (a)	178,407	144,354	140,905	708,469	697,317

Other Assets (e)	580,641	797,843	379,768	642,875	617,346

Other Liabilities (f)	(169,863)	(94,314)	(66,065)	(54,321)	(37,974)

Corporate Treasury and Other Investments - Deconsolidated (g)	$3,221,693	$4,762,012	$4,957,756	$5,864,388	$5,198,807

Partnership Investments - GAAP	$5,303,334	$5,635,212	$5,858,926	$5,446,688	$5,566,645

Impact of Consolidation (h)	(3,459,004)	(3,552,599)	(3,623,881)	(3,169,740)	(3,221,867)

GP/Fund Investments - Deconsolidated	$1,844,330	$2,082,613	$2,235,045	$2,276,948	$2,344,778

Loans Payable - GAAP	$7,527,576	$7,748,163	$8,937,456	$9,365,274	$9,263,080

Impact of Consolidation (i)	(100)	(101)	—	—	(30,627)

Outstanding Debt - Carrying Value	7,527,476	7,748,062	8,937,456	9,365,274	9,232,453

Unamortized Discount	109,524	107,438	122,594	131,526	127,947

Outstanding Debt (at par) - Deconsolidated	$7,637,000	$7,855,500	$9,060,050	$9,496,800	$9,360,400

(a)	This adjustment adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.
(b)	Represents GAAP accrued performance revenue recorded within Due from Affiliates.
(c)	Represents Performance Revenues realized but not yet distributed as of the reporting date and are included in Distributable Earnings in the period they are realized.
(d)	Represents GAAP accrued performance compensation associated with Accrued Performance Allocations and is recorded within Accrued Compensation and Benefits and Due to Affiliates.
(e)	This adjustment adds other assets related to Treasury Operations that are recorded within Accounts Receivable, reverse repurchase agreements and Due from Affiliates.
(f)

This adjustment adds other liabilities related to Treasury Operations that are recorded within Accounts Payable, Accrued Expenses and Other Liabilities, Repurchase Agreements and securities sold short, not yet purchased.

(g)

Deconsolidated Other Investments was $3.1 billion as of September 30, 2022, which was comprised of $2.8 billion of liquid investments and $318 million of illiquid investments. The liquid portion of Other Investments relates to public equity securities, which may include equity securities subject to lockup periods, and other investments held by Blackstone that can be easily converted to cash.

(h)

This adjustment removes amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests and adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.

(i)	This adjustment removes amounts related to consolidated Blackstone Funds.

Blackstone | 29

RECONCILIATION OF GAAP TO TOTAL SEGMENTS

	QTD					YTD		LTM

($ in thousands)	3Q’21	4Q’21	1Q’22	2Q’22	3Q’22	3Q’21	3Q’22	3Q’21	3Q’22

Management and Advisory Fees, Net

GAAP	$1,320,795	$1,459,548	$1,475,936	$1,561,187	$1,617,754	$3,711,159	$4,654,877	$4,845,297	$6,114,425

Segment Adjustment (a)	(720)	(3,328)	(2,568)	(4,270)	(6,184)	(137)	(13,022)	1,750	(16,350)

Total Segment	$1,320,075	$1,456,220	$1,473,368	$1,556,917	$1,611,570	$3,711,022	$4,641,855	$4,847,047	$6,098,075

GAAP Realized Performance Revenues to Total Segment Fee Related Performance Revenues

GAAP

Incentive Fees	48,206	136,454	104,489	99,598	110,776	117,537	314,863	215,239	451,317

Investment Income - Realized Performance Allocations	1,522,495	2,787,970	1,766,386	2,453,769	725,888	2,865,482	4,946,043	4,330,636	7,734,013

GAAP	$1,570,701	$2,924,424	$1,870,875	$2,553,367	$836,664	$2,983,019	$5,260,906	$4,545,875	$8,185,330

Total Segment

Less: Realized Performance Revenues	(1,497,477)	(1,191,374)	(1,312,810)	(2,206,774)	(469,009)	(2,691,738)	(3,988,593)	(3,968,367)	(5,179,967)

Segment Adjustment (b)	89	824	—	—	4,476	89	4,476	89	5,300

Total Segment	$73,313	$1,733,874	$558,065	$346,593	$372,131	$291,370	$1,276,789	$577,597	$3,010,663

GAAP Compensation to Total Segment Fee Related Compensation

GAAP

Compensation	536,199	576,032	656,505	686,012	600,273	1,585,941	1,942,790	2,045,577	2,518,822

Incentive Fees Compensation	21,007	49,349	41,019	45,363	50,355	48,763	136,737	70,849	186,086

Realized Performance Allocations Compensation	631,632	1,119,911	717,601	1,035,916	313,930	1,192,082	2,067,447	1,782,171	3,187,358

GAAP	$1,188,838	$1,745,292	$1,415,125	$1,767,291	$964,558	$2,826,786	$4,146,974	$3,898,597	$5,892,266

Total Segment

Less: Realized Performance Compensation	(619,074)	(449,301)	(519,120)	(926,974)	(206,224)	(1,108,269)	(1,652,318)	(1,591,797)	(2,101,619)

Less: Equity-Based Compensation - Fee Related Compensation	(127,442)	(162,656)	(200,387)	(191,769)	(187,873)	(388,607)	(580,029)	(454,004)	(742,685)

Less: Equity-Based Compensation - Performance Compensation	(1,812)	(1,933)	(1,158)	(3,875)	(2,324)	(6,341)	(7,357)	(8,036)	(9,290)

Segment Adjustment (c)	(21,029)	(23,368)	(23,989)	(23,260)	(9,869)	(83,593)	(57,118)	(122,015)	(80,486)

Total Segment	$419,481	$1,108,034	$670,471	$621,413	$558,268	$1,239,976	$1,850,152	$1,722,745	$2,958,186

GAAP General, Administrative and Other to Total Segment Other Operating Expenses

GAAP	$217,995	$309,673	$240,674	$289,288	$270,369	$608,174	$800,331	$822,298	$1,110,004

Segment Adjustment (d)	(23,053)	(54,540)	(26,576)	(27,778)	(24,235)	(69,630)	(78,589)	(94,218)	(133,129)

Total Segment	$194,942	$255,133	$214,098	$261,510	$246,134	$538,544	$721,742	$728,080	$976,875

Realized Performance Revenues

GAAP

Incentive Fees	48,206	136,454	104,489	99,598	110,776	117,537	314,863	215,239	451,317

Investment Income - Realized Performance Allocations	1,522,495	2,787,970	1,766,386	2,453,769	725,888	2,865,482	4,946,043	4,330,636	7,734,013

GAAP	$1,570,701	$2,924,424	$1,870,875	$2,553,367	$836,664	$2,983,019	$5,260,906	$4,545,875	$8,185,330

Total Segment

Less: Fee Related Performance Revenues	(73,313)	(1,733,874)	(558,065)	(346,593)	(372,131)	(291,370)	(1,276,789)	(577,597)	(3,010,663)

Segment Adjustment (b)	89	824	—	—	4,476	89	4,476	89	5,300

Total Segment	$1,497,477	$1,191,374	$1,312,810	$2,206,774	$469,009	$2,691,738	$3,988,593	$3,968,367	$5,179,967

Blackstone | 30

RECONCILIATION OF GAAP TO TOTAL SEGMENTS – (CONT’D)

	QTD					YTD		LTM

($ in thousands)	3Q’21	4Q’21	1Q’22	2Q’22	3Q’22	3Q’21	3Q’22	3Q’21	3Q’22

Realized Performance Compensation
GAAP
Incentive Fee Compensation	$21,007	$49,349	$41,019	$45,363	$50,355	$48,763	$136,737	$70,849	$186,086
Realized Performance Allocations Compensation	631,632	1,119,911	717,601	1,035,916	313,930	1,192,082	2,067,447	1,782,171	3,187,358
GAAP	$652,639	$1,169,260	$758,620	$1,081,279	$364,285	$1,240,845	$2,204,184	$1,853,020	$3,373,444
Total Segment
Less: Fee Related Performance Compensation (e)	(31,753)	(718,026)	(238,342)	(150,430)	(155,737)	(126,235)	(544,509)	(253,187)	(1,262,535)
Less: Equity-Based Compensation - Performance Compensation	(1,812)	(1,933)	(1,158)	(3,875)	(2,324)	(6,341)	(7,357)	(8,036)	(9,290)
Total Segment	$619,074	$449,301	$519,120	$926,974	$206,224	$1,108,269	$1,652,318	$1,591,797	$2,101,619

Realized Principal Investment Income
GAAP	$325,414	$171,310	$285,104	$265,161	$193,228	$832,512	$743,493	$1,053,326	$914,803
Segment Adjustment (f)	(174,404)	(95,842)	(128,009)	(221,652)	(53,463)	(320,214)	(403,124)	(437,207)	(498,966)
Total Segment	$151,010	$75,468	$157,095	$43,509	$139,765	$512,298	$340,369	$616,119	$415,837

GAAP Interest and Dividend Revenue net of Interest Expense to Total Segment Net Interest and Dividend Income (Loss)
GAAP
Interest and Dividend Revenue	35,048	63,166	54,485	62,075	52,420	97,477	168,980	137,203	232,146
Interest Expense	(52,413)	(56,550)	(66,747)	(69,642)	(80,507)	(141,718)	(216,896)	(187,420)	(273,446)
GAAP	$(17,365)	$6,616	$(12,262)	$(7,567)	$(28,087)	$(44,241)	$(47,916)	$(50,217)	$(41,300)
Segment Adjustment (g)	1,127	163	145	4,285	5,237	3,874	9,667	4,246	9,830
Total Segment	$(16,238)	$6,779	$(12,117)	$(3,282)	$(22,850)	$(40,367)	$(38,249)	$(45,971)	$(31,470)

This analysis reconciles the components of Total Segment Distributable Earnings (page 3) to their equivalent GAAP measures, reported on the Consolidated Statement of Operations (page 1). Segment basis presents revenues and expenses on a basis that deconsolidates the investment funds Blackstone manages and excludes the amortization of intangibles, the expense of equity-based awards and Transaction-Related Charges.

(a)

Represents (1) the add back of net management fees earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of revenue from the reimbursement of certain expenses by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures.

(b)	Represents the add back of Performance Revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.
(c)	Represents the removal of Transaction-Related Charges that are not recorded in the Total Segment measures.
(d)

Represents the (1) removal of amortization of transaction-related intangibles, (2) removal of certain expenses reimbursed by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures, and (3) a reduction equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units which is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

(e)	Fee related performance compensation may include equity based compensation based on fee related performance revenues.
(f)

Represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(g)

Represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

Blackstone | 31

NOTES

Notes to page 1 - Blackstone’s Third Quarter 2022 GAAP Results

▪	Income Before Provision for Taxes Margin is calculated by dividing Income Before Provision for Taxes by Total Revenues.

Notes to page 4 – Summary of Financials

▪	Effective 1Q’22, the BREIT performance revenues crystallize quarterly instead of annually. If quarterly crystallization of BREIT’s fee related performance revenues had been in effect for all quarters included in the current and prior year LTM periods, FRE would have been $4,661 million, $3,486 million, and $1,045 million for 3Q’22 LTM, 3Q’21 LTM, and 3Q’21 respectively and Segment DE would have been $8,155 million, $6,479 million, and $2,074 million for 3Q’22 LTM, 3Q’21 LTM, and 3Q’21 respectively and there would have been no impact to Income (Loss) before Taxes for 3Q’22 LTM, 3Q’21 LTM, and 3Q’21. This change only affects the timing of realization and not the total amount of net performance revenues recognized; the impact decreases unrealized performance allocations and unrealized performance allocations compensation for the periods, offset by increases to realized fee related performance revenues and realized fee related performance compensation.

Notes to page 5 - Investment Performance and Net Accrued Performance Revenues

▪	The changes in carrying value, fund returns and composite returns presented throughout this presentation represent those of the applicable Blackstone Funds and not those of Blackstone.

▪	Core+ appreciation represents a weighted average of BREIT’s per share appreciation, BEPIF’s per share appreciation, and BPP’s appreciation for the period. The returns are weighted based on the average of BREIT’s monthly net asset values, BEPIF’s monthly net asset values, and the average of BPP’s quarterly adjusted beginning period market values for the period.

▪	Results for the Secondaries business (also referred to as Strategic Partners) are reported on a three-month lag from the Secondaries’ fund financial statements, which generally report underlying investments on a same-quarter basis, if available. As a result, the appreciation presented herein does not include the impact of economic and market activity in the current quarter. Current market activity is expected to affect reported results in upcoming quarters.

▪	The BPS Composite gross and net returns are based on the BAAM Principal Solutions (“BPS”) Composite, which includes only BAAM-managed commingled and customized multi-manager funds and accounts and does not include BAAM’s individual investor solutions (liquid alternatives), strategic capital (seeding and GP minority stakes), strategic opportunities (co-invests), and advisory (non-discretionary) platforms, except for investments by BPS funds directly into those platforms. BAAM-managed funds in liquidation and, in the case of net returns, non fee-paying assets are also excluded. The funds/accounts that comprise the BPS Composite are not managed within a single fund or account and are managed with different mandates. There is no guarantee that BAAM would have made the same mix of investments in a stand-alone fund/account. The BPS Composite is not an investible product and, as such, the performance of the BPS Composite does not represent the performance of an actual fund or account.

Blackstone | 32

NOTES – (CONT’D)

Notes to page 5 – Investment Performance and Net Accrued Performance Revenues (Cont’d)

▪	Private Credit returns include mezzanine lending funds and middle market direct lending funds (including BXSL and BCRED), stressed/distressed strategies (including stressed/distressed funds and credit alpha strategies) and energy strategies. Liquid Credit returns include CLOs, closed-ended funds, open-ended funds and separately managed accounts. Only fee-earning funds exceeding $100 million of fair value at the beginning of each respective quarter-end are included. Funds in liquidation, funds investing primarily in investment grade corporate credit and asset-based finance are excluded. Blackstone Funds that were contributed to Blackstone Credit as part of Blackstone’s acquisition of Blackstone Credit, formerly known as GSO, in March 2008 and the pre-acquisition date performance for funds and vehicles acquired by Blackstone Credit subsequent to March 2008, are also excluded.

▪	Effective 2Q’22, for euro-denominated funds included in the overall Private Credit return, cash flows are translated using a historical rate instead of the daily spot rate to more closely reflect the actual performance of foreign-denominated funds in composite returns.

Notes to page 17 – Deconsolidated Balance Sheet Highlights

▪	GP/Fund Investments include Blackstone investments in Real Estate, Private Equity, Hedge Fund Solutions, and Credit & Insurance, which were $779 million, $932 million, $204 million, and $430 million, respectively, as of September 30, 2022. Cash and Net Investments per share amounts are calculated using period end DE Shares Outstanding (see page 23, Share Summary).

Notes to page 22 – Shareholder Dividends

▪	DE before Certain Payables represents Distributable Earnings before the deduction for the Payable Under Tax Receivable Agreement and tax expense (benefit) of wholly owned subsidiaries. Common shareholders receive tax benefits from deductions taken by Blackstone’s corporate tax paying subsidiaries and bear responsibility for the deduction from Distributable Earnings of the Payable Under Tax Receivable Agreement and certain other tax-related payables.

▪	Per Share calculations are based on end of period Participating Common Shares (page 23, Share Summary); actual dividends are paid to shareholders as of the applicable record date.

▪	Retained capital is withheld pro rata from common shareholders and Blackstone Holdings Partnership unitholders. Common shareholders’ share was $119 million for 3Q’22 and $451 million for 3Q’22 YTD.

Blackstone | 33

DEFINITIONS AND DIVIDEND POLICY

Blackstone discloses the following operating metrics and financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”) in this presentation:

▪	Segment Distributable Earnings, or “Segment DE”, is Blackstone’s segment profitability measure used to make operating decisions and assess performance across Blackstone’s four segments. Segment DE represents the net realized earnings of Blackstone’s segments and is the sum of Fee Related Earnings and Net Realizations for each segment. Blackstone’s segments are presented on a basis that deconsolidates Blackstone Funds, eliminates non-controlling ownership interests in Blackstone’s consolidated operating partnerships, removes the amortization of intangible assets and removes Transaction-Related Charges. Segment DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–

Net Realizations is presented on a segment basis and is the sum of Realized Principal Investment Income and Realized Performance Revenues (which refers to Realized Performance Revenues excluding Fee Related Performance Revenues), less Realized Performance Compensation (which refers to Realized Performance Compensation excluding Fee Related Performance Compensation and Equity-Based Performance Compensation).

–	Segment Revenues represent Net Management and Advisory Fees, Fee Related Performance Revenues, Realized Performance Revenues and Realized Principal Investment Income.

▪	Distributable Earnings, or “DE”, is derived from Blackstone’s segment reported results. DE is used to assess performance and amounts available for dividends to Blackstone shareholders, including Blackstone personnel and others who are limited partners of the Blackstone Holdings Partnerships. DE is the sum of Segment DE plus Net Interest and Dividend Income (Loss) less Taxes and Related Payables. DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–

Net Interest and Dividend Income (Loss) is presented on a segment basis and is equal to Interest and Dividend Revenue less Interest Expense, adjusted for the impact of consolidation of Blackstone Funds, and interest expense associated with the Tax Receivable Agreement.

–

Taxes and Related Payables represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and including the Payable under the Tax Receivable Agreement. Further, the current tax provision utilized when calculating Taxes and Related Payables and DE reflects the benefit of deductions available to the company on certain expense items that are excluded from the underlying calculation of Segment DE and Total Segment Distributable Earnings, such as equity-based compensation charges and certain Transaction-Related Charges where there is a current tax provision or benefit. The economic assumptions and methodologies that impact the implied income tax provision are the same as those methodologies and assumptions used in calculating the current income tax provision for Blackstone’s consolidated statements of operations under U.S. GAAP, excluding the impact of divestitures and accrued tax contingencies and refunds which are reflected when paid or received. Management believes that including the amount payable under the tax receivable agreement and utilizing the current income tax provision adjusted as described above when calculating DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders.

▪	Fee Related Earnings, or “FRE”, is a performance measure used to assess Blackstone’s ability to generate profits from revenues that are measured and received on a recurring basis and not subject to future realization events. FRE equals management and advisory fees (net of management fee reductions and offsets) plus Fee Related Performance Revenues, less (a) Fee Related Compensation on a segment basis, and (b) Other Operating Expenses. FRE is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

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DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

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Fee Related Compensation is presented on a segment basis and refers to the compensation expense, excluding Equity-Based Compensation, directly related to (a) Management and Advisory Fees, Net and (b) Fee Related Performance Revenues, referred to as Fee Related Performance Compensation.

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Fee Related Performance Revenues refers to the realized portion of Performance Revenues from Perpetual Capital that are (a) measured and received on a recurring basis, and (b) not dependent on realization events from the underlying investments.

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Other Operating Expenses is presented on a segment basis and is equal to General, Administrative and Other Expenses, adjusted to (a) remove the amortization of transaction-related intangibles, (b) remove certain expenses reimbursed by the Blackstone Funds which are netted against Management and Advisory Fees, Net in Blackstone’s segment presentation, and (c) give effect to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

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Perpetual Capital refers to the component of assets under management with an indefinite term, that is not in liquidation, and for which there is no requirement to return capital to investors through redemption requests in the ordinary course of business, except where funded by new capital inflows. Includes co-investment capital with an investor right to convert into Perpetual Capital.

▪	Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization, or “Adjusted EBITDA”, is a supplemental measure used to assess performance derived from Blackstone’s segment results and may be used to assess its ability to service its borrowings. Adjusted EBITDA represents Distributable Earnings plus the addition of (a) Interest Expense on a segment basis, (b) Taxes and Related Payables, and (c) Depreciation and Amortization. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

▪	Performance Revenues collectively refers to: (a) Incentive Fees, and (b) Performance Allocations.

▪	Performance Compensation collectively refers to: (a) Incentive Fee Compensation, and (b) Performance Allocations Compensation.

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Performance Compensation reflects an increase in the aggregate Realized Performance Compensation paid to certain of our professionals above the amounts allocable to them based upon the percentage participation in the relevant performance plans previously awarded to them as a result of a compensation program that commenced in 2Q’21. The expectation is that for the full year 2022, Fee Related Compensation will be decreased by the total amount of additional Performance Compensation awarded for the year. In 3Q’22 the increase to Realized Performance Compensation was less than the decrease to Fee Related Compensation, which favorably impacted Distributable Earnings for the quarter. On a year-to-date basis, the increase to Realized Performance Compensation was greater than the decrease to Fee Related Compensation, which negatively impacted Distributable Earnings. These changes to Performance Compensation and Fee Related Compensation are not expected to impact Distributable Earnings for the full year.

▪	Transaction-Related Charges arise from corporate actions including acquisitions, divestitures, and Blackstone’s initial public offering. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs and any gains or losses associated with these corporate actions.

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DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

Dividend Policy. Blackstone’s intention is to pay to holders of common stock a quarterly dividend representing approximately 85% of Blackstone Inc.’s share of Distributable Earnings, subject to adjustment by amounts determined by Blackstone’s board of directors to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and dividends to shareholders for any ensuing quarter. The dividend amount could also be adjusted upward in any one quarter. All of the foregoing is subject to the qualification that the declaration and payment of any dividends are at the sole discretion of Blackstone’s board of directors and our board of directors may change our dividend policy at any time, including, without limitation, to reduce such quarterly dividends or even to eliminate such dividends entirely.

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FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,” “forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This presentation does not constitute an offer of any Blackstone Fund.

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